Exhibit 1.1

WNS (HOLDINGS) LIMITED

10,650,000 ORDINARY SHARES, PAR VALUE 10 JERSEY PENCE PER SHARE

IN THE FORM OF AMERICAN DEPOSITARY SHARES

UNDERWRITING AGREEMENT

February 9, 2012

February 9, 2012

Merrill Lynch, Pierce, Fenner & Smith

Incorporated

One Bryant Park

New York, NY 10036

USA

Deutsche Bank Securities Inc.

60 Wall Street

New York, NY 10005

USA

As Representatives of the several Underwriters

Ladies and Gentlemen:

WNS (Holdings) Limited, a company incorporated in Jersey, Channel Islands (the “Company”), proposes to issue and sell to the several Underwriters named in Schedule II hereto (the “Underwriters”), for whom you (the “Managers”) are acting as representatives, and certain shareholders of the Company named in Schedule I hereto (the “Selling Shareholders”) severally propose to sell to the several Underwriters, an aggregate of 10,650,000 American Depositary Shares of the Company (the “Firm ADSs”) representing 10,650,000 ordinary shares, par value 10 Jersey pence per share, of the Company, of which 5,400,000 American Depositary Shares are to be issued and sold by the Company and 5,250,000 American Depositary Shares are to be sold by the Selling Shareholders.

The Selling Shareholders also propose to sell to the several Underwriters not more than an additional 1,597,500 American Depositary Shares of the Company (the “Additional ADSs”) if and to the extent that the Managers shall have determined to exercise, on behalf of the Underwriters, the right to purchase such American Depositary Shares granted to the Underwriters in Section 2 hereof. Each Seller (as defined below) proposes to sell the amount of Firm ADSs or Additional ADSs set forth opposite such Seller’s name in Schedule I hereto. The Firm ADSs and the Additional ADSs are hereinafter collectively referred to as the “ADSs,” and the ordinary shares represented by the ADSs are herein referred to as the “Shares.” The ordinary shares, par value 10 Jersey pence per share, of the Company to be in issue after giving effect to the sales contemplated hereby are hereinafter referred to as the “Ordinary Shares.” The Company and the Selling Shareholders are hereinafter sometimes collectively referred to as the “Sellers.”

The Shares will be delivered in the form of American Depositary Shares. The American Depositary Shares are to be issued pursuant to a Deposit Agreement dated as of July 18, 2006 (the “Deposit Agreement”) among the Company, Deutsche Bank Trust Company Americas, as Depositary (the “Depositary”), and the holders and beneficial owners of the ADSs evidenced by the American Depositary Receipts (the “ADRs”) issued thereunder by the Depositary. Each

American Depositary Share will initially represent the right to receive one Share deposited pursuant to the Deposit Agreement.

The Company has prepared and filed with the Securities and Exchange Commission (the “Commission”) a shelf registration statement on Form F-3 (File No. 333-177250) covering the public offering and sale of the Shares (directly or in the form of ADSs) under the Securities Act of 1933, as amended (the “Securities Act”), and the rules and regulations promulgated thereunder. Such registration statement, as of any time, means such registration statement as amended by any post-effective amendments thereto to such time, including the exhibits and any schedules thereto at such time, the documents incorporated or deemed to be incorporated by reference therein at such time pursuant to Item 6 of Form F-3 under the Securities Act and the documents otherwise deemed to be a part thereof as of such time pursuant to Rule 430B under the Securities Act, and is referred to herein as the “Registration Statement;” provided, however, that the “Registration Statement” without reference to a time means such registration statement as amended by any post-effective amendments thereto as of the time of the first contract of sale for the ADSs, which time shall be considered the “new effective date” of such registration statement with respect to the Shares within the meaning of paragraph (f)(2) of Rule 430B under the Securities Act, including the exhibits and schedules thereto as of such time, the documents incorporated or deemed incorporated by reference therein at such time pursuant to Item 6 of Form F-3 under the Securities Act and the documents otherwise deemed to be a part thereof as of such time pursuant to Rule 430B under the Securities Act. Each preliminary prospectus used in connection with the offering of the ADSs, including the documents incorporated or deemed to be incorporated by reference therein pursuant to Item 6 of Form F-3 under the Securities Act, is referred to herein as a “preliminary prospectus.” Promptly after execution and delivery of this Agreement, the Company will prepare and file a final prospectus relating to the ADSs in accordance with the provisions of Rule 424(b) under the Securities Act. The final prospectus, in the form first furnished or made available to the Underwriters for use in connection with the offering of the ADSs, including the documents incorporated or deemed to be incorporated by reference therein pursuant to Item 6 of Form F-3 under the Securities Act, is referred to herein as the “Prospectus.” For purposes of this Agreement, all references to the Registration Statement, any preliminary prospectus, the Prospectus or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system (or any successor system)(“EDGAR”).

Registration statements (File Nos. 333-135859 and 333-178416) relating to the American Depositary Shares representing Ordinary Shares, including the Shares, have been filed with the Commission. Such registration statements are hereinafter collectively referred to as the “ADR Registration Statement.”

As used in this Agreement:

“Applicable Time” means 6:30 p.m., New York City time, on February 9, 2012 or such other time as agreed by the Company and the Managers.

“Disclosure Package” means any Issuer General Use Free Writing Prospectuses issued at or prior to the Applicable Time, the most recent preliminary prospectus (including any documents incorporated therein by reference) that is distributed to investors prior to the Applicable Time and the information included on Schedule III-B hereto, all considered together.

“Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433 under the Securities Act, including without limitation any “free writing prospectus” (as defined in Rule 405 under the Securities Act) relating to the Shares or the ADSs that is (i) required to be filed with the Commission by the Company, (ii) a “road show that is a written communication” within the meaning of Rule 433(d)(8)(i) under the Securities Act, whether or not required to be filed with the Commission, or (iii) exempt from filing with the Commission pursuant to Rule 433(d)(5)(i) under the Securities Act because it contains a description of the Shares or the ADSs or of the offering that does not reflect the final terms, in each case in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g) under the Securities Act.

“Issuer General Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is intended for general distribution to prospective investors, as evidenced by its being specified in Schedule III-A hereto.

“Issuer Limited Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is not an Issuer General Use Free Writing Prospectus.

All references in this Agreement to financial statements and schedules and other information which is “contained,” “included” or “stated” (or other references of like import) in the Registration Statement, any preliminary prospectus or the Prospectus shall be deemed to include all such financial statements and schedules and other information incorporated or deemed incorporated by reference in the Registration Statement, any preliminary prospectus or the Prospectus, as the case may be, prior to the execution and delivery of this Agreement; and all references in this Agreement to amendments or supplements to the Registration Statement, any preliminary prospectus or the Prospectus shall be deemed to include the filing of any document under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations thereunder, incorporated or deemed to be incorporated by reference in the Registration Statement, such preliminary prospectus or the Prospectus, as the case may be, at or after the execution and delivery of this Agreement.

1. Representations and Warranties. (a) The Company represents and warrants to each of the Underwriters as of the date hereof, the Applicable Time, the Closing Date (as defined below) and any Option Closing Date (as defined below), and agrees with each of the Underwriters, that:

(i)

The Company meets the requirements for use of Form F-3 under the Securities Act and has filed with the Commission a registration statement (File No. 333-177250) on Form F-3 for registration of the offering and sale of the Shares (directly or in the form of ADSs) under the Securities Act. The Registration Statement has become effective under the Securities Act. No stop order suspending the effectiveness of the Registration Statement is in effect, no order preventing or suspending the use of any preliminary prospectus or the Prospectus is in effect, and no proceedings for such any of those purposes are pending before or threatened by the Commission.

Each of the Registration Statement and any post-effective amendment thereto, at the time of its effectiveness and at each deemed effective date with respect to the Underwriters pursuant to Rule 430B(f)(2) under the Securities Act, complied in all material respects with the requirements of the Securities Act and the rules and regulations thereunder. Each preliminary prospectus, the Prospectus and any amendment or supplement thereto, at the time each was filed with the Commission, complied in all material respects with the requirements of the rules and regulations under the Securities Act. Each copy of the Registration Statement, the ADR Registration Statement and each amendment thereto furnished to the Managers and each preliminary prospectus and the Prospectus delivered to the Underwriters for use in connection with this offering was identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

The documents incorporated or deemed to be incorporated by reference in the Registration Statement and the Prospectus, when they became effective or at the time they were or hereafter are filed with the Commission, complied and will comply in all material respects with the requirements of the Exchange Act and the rules and regulations thereunder.

(ii)

Neither the Registration Statement nor any amendment thereto, at its effective time, on the Closing Date or on any Option Closing Date, contained, contains or will contain an untrue statement of a material fact or omitted, omits or will omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. As of the Applicable Time, neither (A) the Disclosure Package nor (B) any individual Issuer Limited Use Free Writing Prospectus, when considered together with the Disclosure Package, included an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. Neither the Prospectus nor any amendment or supplement thereto (including any prospectus wrapper), as of its issue date, at the time of any filing with the Commission pursuant to Rule 424(b) under the Securities Act, on the Closing Date or on any Option Closing Date, included, includes or will include an untrue statement of a material fact or omitted, omits or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The documents incorporated or deemed to be incorporated by reference in the Registration Statement, the Disclosure Package and the Prospectus, at the time the Registration Statement became effective or when such documents incorporated by reference were filed with the Commission, as the case may be, when read together with the other information in the Registration Statement, the Disclosure Package or the Prospectus, as the case may be, did not and will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

The representations and warranties in this subsection shall not apply to statements in or omissions from the Registration Statement (or any amendment thereto), the Disclosure Package or the Prospectus (or any amendment or supplement thereto) made in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Managers expressly for use therein. For purposes of this Agreement, the only information so furnished shall be the information identified in the last sentence of Section 8(c) of this Agreement.

(iii)	The Company has filed with the Commission registration statements on Form F-6 for registration of the offering and sale of the ADSs under the Securities Act. The ADR Registration Statement has become effective under the Securities Act. No stop order suspending the effectiveness of the ADR Registration Statement is in effect, and no proceedings for such purpose are pending before or threatened by the Commission.

The ADR Registration Statement and any post-effective amendment thereto, at the time of its effectiveness, complied in all material respects with the requirements of the Securities Act and the rules and regulations thereunder.

(iv)	Neither the ADR Registration Statement nor any amendment thereto, at its effective time, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

(v)	At the time of the initial filing of the Registration Statement, at the earliest time thereafter that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) under the Securities Act) of the Shares and ADSs and at the date hereof, the Company was not and is not an “ineligible issuer,” as defined in Rule 405 under the Securities Act.

(vi)

No Issuer Free Writing Prospectus conflicts or will conflict with the information contained in the Registration Statement or the Prospectus, including any document incorporated by reference therein, and any preliminary or other prospectus deemed to be a part thereof that has not been superseded or modified. Any free writing prospectus that the Company is required to file pursuant to Rule 433(d) under the Securities Act has been, or will be, filed with the Commission in accordance with the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder. Each free writing prospectus that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act or that was prepared by or on behalf of or used or referred to by the Company complies or will comply in all material respects with the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder. Except for the free writing prospectuses, if any, identified in Schedule III-A hereto, the Company has not prepared, used or referred to, any free writing prospectus.

(vii)	The Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own its property and to conduct its business as described in the Registration Statement, the Disclosure Package and the Prospectus and to enter into and perform its obligations under this Agreement, and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent the failure to be so qualified or be in good standing would not have a material adverse effect on the condition, financial or otherwise, earnings, results of operations, business or prospects of the Company and its subsidiaries, taken as a whole, whether or not arising in the ordinary course of business (“Material Adverse Effect”).

(viii)	The Company has no “significant subsidiaries” as defined in Rule 1-02 of Regulation S-X other than the subsidiaries listed in Schedule V hereto (the “Significant Subsidiaries”). Each Significant Subsidiary has been duly incorporated, is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own its property and to conduct its business as described in the Registration Statement, the Disclosure Package and the Prospectus, and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent the failure to be so qualified or be in good standing would not have a Material Adverse Effect; all of the issued shares of capital stock of each Significant Subsidiary have been duly and validly authorized and issued, are fully paid and non-assessable and, except as disclosed in the Registration Statement, the Disclosure Package and the Prospectus, are owned directly or indirectly through one or more subsidiaries by the Company, free and clear of all liens, encumbrances, equities or claims. None of the outstanding shares of capital stock of any Significant Subsidiary were issued in violation of any preemptive or similar rights of any securityholder of such subsidiary.

(ix)	This Agreement has been duly authorized, executed and delivered by the Company.

(x)	The authorized capital stock of the Company conforms in all material respects to the description thereof contained in each of the Registration Statement, the Disclosure Package and the Prospectus.

(xi)	The Ordinary Shares (including the Shares to be sold by the Selling Shareholders) in issue prior to the issuance of the Shares to be sold by the

Company have been duly authorized and are validly issued, fully paid and non-assessable.

(xii)	The Shares to be sold by the Company have been duly authorized and, when issued and delivered in accordance with the terms of this Agreement, will be validly issued, fully paid and non-assessable, and the issuance of such Shares will not be subject to any preemptive or similar rights.

(xiii)	The Deposit Agreement has been duly authorized, executed and delivered by the Company, is in full force and effect as of the date hereof and is a valid and legally binding agreement of the Company, enforceable in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or affecting creditors’ rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

(xiv)	ADRs, when issued by the Depositary against the deposit of Shares in respect thereof in accordance with the provisions of the Deposit Agreement, will be duly authorized and validly issued and the persons in whose names such ADRs are registered will be entitled to the rights of registered holders of ADRs specified therein and in the Deposit Agreement.

(xv)	The Deposit Agreement, the American Depositary Shares and the ADRs conform in all material respects to the description thereof contained in each of the Registration Statement, the Disclosure Package and the Prospectus.

(xvi)	The execution and delivery by the Company of, and the performance by the Company of its obligations under, this Agreement and the Deposit Agreement and the consummation of the transactions contemplated herein and therein, will not contravene (i) any provision of applicable law, the certificate of incorporation or memorandum and articles of association of the Company, (ii) any agreement or other instrument binding upon the Company or any of its subsidiaries, or (iii) any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company or any subsidiary, except, in the case of clause (ii) above, for such contravention of an agreement or other instrument that would not result in a Material Adverse Effect or a material adverse effect on the performance by the Company of its obligations under, or the consummation of any of the transactions contemplated in, this Agreement or the Deposit Agreement; and no consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by the Company of its obligations under this Agreement or the Deposit Agreement, except such as have been already obtained or may be required by the securities or Blue Sky laws of the various states or the rules of Financial Industry Regulatory Authority, Inc. (“FINRA”) in connection with the offer and sale of the ADSs.

(xvii)	Since the respective dates as of which information is given in the Registration Statement, the Disclosure Package and the Prospectus, in each case excluding any amendments or supplements to the foregoing made after the execution of this Agreement, there has not occurred any material adverse change, or any development involving a prospective material adverse change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its subsidiaries, taken as a whole.

(xviii)	There are no legal, governmental or arbitral proceedings pending or threatened to which the Company or any of its subsidiaries is a party or to which any of the properties of the Company or any of its subsidiaries is subject (A) other than proceedings accurately described in all material respects in the Registration Statement, the Disclosure Package and the Prospectus and proceedings that would not have a Material Adverse Effect or (B) that are required to be described in the Registration Statement, the Disclosure Package and the Prospectus and are not so described; and there are no statutes, regulations, contracts or other documents that are required to be described in the Registration Statement, the Disclosure Package and the Prospectus or to be filed as exhibits to the Registration Statement that are not described or filed as required.

(xix)	The Company is not, and after giving effect to the offering and sale of the ADSs and the application of the proceeds thereof as described in the Disclosure Package and the Prospectus will not be, required to register as an “investment company” as such term is defined in the Investment Company Act of 1940, as amended (the “1940 Act”).

(xx)	The Company and its subsidiaries (A) are in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”), (B) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (C) are in compliance with all terms and conditions of any such permit, license or approval, except where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms or conditions of such permits, licenses or approvals would not, singly or in the aggregate, have a Material Adverse Effect.

(xxi)	There are no costs or liabilities associated with Environmental Laws (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties) which would, singly or in the aggregate, have a Material Adverse Effect.

(xxii)	There are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Securities Act with respect to any securities of the Company or to require the Company to include such securities with the Shares registered pursuant to the Registration Statement, except for the registration rights agreement, dated October 12, 2011, among Warburg Pincus Private Equity VIII, L.P., Warburg Pincus International Partners, L.P., Warburg Pincus Netherlands International Partners I, C.V. and the Company (the “Registration Rights Agreement”).

(xxiii)	Subsequent to the respective dates as of which information is given in each of the Registration Statement, the Disclosure Package and the Prospectus, (A) the Company and its subsidiaries have not incurred any material liability or obligation, direct or contingent, nor entered into any material transaction; (B) the Company has not purchased any of its outstanding capital stock, nor declared, paid or otherwise made any dividend or distribution of any kind on its capital stock other than ordinary and customary dividends; and (C) there has not been any material change in the capital stock, short-term debt or long-term debt of the Company and its subsidiaries, except in each case as described in each of the Registration Statement, the Disclosure Package and the Prospectus, respectively.

(xxiv)	No stamp or other issuance or transfer taxes or duties are payable by or on behalf of the Underwriters to Jersey or any political subdivision or taxing authority thereof in connection with (1) the issuance of the Shares to be sold by the Company, (2) the deposit with the Depositary of any Shares against the issuance of the corresponding American Depositary Shares and related ADRs or (3) the issuance, sale or delivery of the American Depositary Shares to the Underwriters.

(xxv)	The Company believes that it should not be a Passive Foreign Investment Company within the meaning of Section 1297 of the United States Internal Revenue Code of 1986, as amended (a “PFIC”), for its taxable year ended March 31, 2011, and does not expect to be a PFIC for its current tax year or the foreseeable future.

(xxvi)

The Company and its subsidiaries have good and marketable title in fee simple to all real property and good and marketable title to all personal property owned by them which is material to the business of the Company and its subsidiaries, taken as a whole, in each case free and clear of all liens, encumbrances and defects except such as are described in the Registration Statement, the Disclosure Package and the Prospectus or such as do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company and its subsidiaries; and any real property and buildings held under lease by the Company and its subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not materially interfere with the use made and proposed to be made of such property and buildings by the Company and its subsidiaries, in each case except as described in the Registration Statement, the Disclosure Package and the Prospectus.

(xxvii)	The Company and its subsidiaries own or possess, or can acquire on reasonable terms, all material patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks and trade names (the “Intellectual Property”) currently employed by them in connection with the business now operated by them, and neither the Company nor any of its subsidiaries has received any notice of infringement of or conflict with asserted rights of others with respect to any of the Intellectual Property which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a Material Adverse Effect.

(xxviii)	No material labor dispute with the employees of the Company or any of its subsidiaries exists or, to the knowledge of the Company, is imminent; and the Company is not aware of any existing, threatened or imminent labor disturbance by the employees of any of its principal suppliers, manufacturers or contractors that could have a Material Adverse Effect.

(xxix)	The Company and each of its Significant Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which they are engaged; neither the Company nor any of its Significant Subsidiaries has been refused any insurance coverage sought or applied for; and, except as would not reasonably be expected to have a Material Adverse Effect, neither the Company nor any of its subsidiaries has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business.

(xxx)	Each of the Company and its subsidiaries (A) possesses all certificates, authorizations and permits issued by the appropriate federal, state or foreign regulatory authorities necessary to conduct its business (the “Regulatory Permits”) and (B) has not received any notice of proceedings relating to the revocation or modification of any Regulatory Permits, except where the failure to possess such Regulatory Permits, or an unfavorable decision, ruling or finding in any proceedings with respect to such Regulatory Permits, would not, singly or in the aggregate, have a Material Adverse Effect.

(xxxi)

The Company and each of its subsidiaries maintain effective internal control over financial reporting (as defined in Rules 13a-15 and 15d-15 under the Exchange Act) and a system of internal accounting controls sufficient to provide reasonable assurance that (A) transactions are executed in accordance with management’s general or specific authorizations; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with United States generally accepted accounting principles (“GAAP”) or International Financial Reporting Standards as issued by the International Accounting Standards Board (“IFRS”), as appropriate, and to maintain asset accountability; (C) access to assets is permitted only in accordance with management’s general or specific authorization; (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences; and (E) the interactive data in eXtensible Business Reporting Language incorporated by reference in the Registration Statement, the Disclosure Package and the Prospectus fairly presents the information called for in all material respects and is prepared in accordance with the Commission’s rules and guidelines applicable thereto. Since the end of the Company’s most recent audited fiscal year, there has been (i) no material weakness in the Company’s internal control over financial reporting (whether or not remediated) and (ii) no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting. The Company and each of its subsidiaries maintain an effective system of disclosure controls and procedures (as defined in Rules 13a-15 and 15d-15 under the Exchange Act) that are designed to ensure that information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported, within the time periods specified in the Commission’s rules and forms, and is accumulated and communicated to the Company’s management, including its principal executive officer or officers and principal financial officer or officers, as appropriate, to allow timely decisions regarding disclosure.

(xxxii)

The consolidated financial statements of the Company and its subsidiaries, together with the related notes, as set forth or incorporated by reference in the Registration Statement, the Disclosure Package and the Prospectus present fairly in all material respects the financial position and the results of operations and cash flows of the Company and the consolidated subsidiaries, at the indicated dates and for the indicated periods. All financial statements referred to in the preceding sentence have been prepared in accordance with GAAP or IFRS, as applicable, in each case consistently applied throughout the periods involved, except as disclosed therein, and all adjustments necessary for a fair presentation of results for such periods have been made. Without limitation of the foregoing, the reconciliations of equity and profit and comprehensive income that are, for purposes of providing a quantification of the effect of the transition from GAAP to IFRS, presented in the Company’s reports on Form 6-K dated July 21, 2011, October 19, 2011 and January 20, 2012 that are incorporated by reference into the Registration Statement, the Disclosure Package and the Prospectus have been prepared in accordance with all requirements of International Financial Reporting Standard 1, “First-time Adoption of International Financial Reporting Standards,” that are applicable thereto. The summary and selected consolidated financial and statistical data included or incorporated by reference in the Registration Statement, the Disclosure Package and the Prospectus presents fairly in all material respects the information shown therein and such summary and selected consolidated financial data has been compiled on a basis consistent with the financial statements presented therein and the books and records of the Company. The interactive data in eXtensible Business Reporting Language incorporated by reference in the Registration Statement, the Disclosure Package and the Prospectus fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto. All disclosures contained in the Registration Statement, the Disclosure Package and the Prospectus regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission) comply with Regulation G under the Exchange Act and Item 10 of Regulation S-K, to the extent applicable. There are no financial statements (historical or pro forma) that are required to be included or incorporated by reference in the Registration Statement, the Disclosure Package or the Prospectus that are not included or incorporated by reference as required.

(xxxiii)	Each of Grant Thornton and Ernst & Young, which has audited the financial statements filed with the Commission as part of the Registration Statement, the Disclosure Package and the Prospectus, is an independent registered public accounting firm with respect to the Company and its subsidiaries within the meaning of the Securities Act and the applicable rules and regulations and the Public Company Accounting Oversight Board (United States).

(xxxiv)	Neither the Company nor any of its subsidiaries is (A) in violation of its charter, by-laws or similar organizational document (other than, with respect to subsidiaries that are not Significant Subsidiaries, such violations as would not have a Material Adverse Effect), (B) in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which it or any of them may be bound or to which any of the properties or assets of the Company or any subsidiary is subject or (C) in violation of any law, statute, rule, regulation, judgment, order, writ or decree of any arbitrator, court, governmental body, regulatory body, administrative agency or other authority, body or agency having jurisdiction over the Company or any of its subsidiaries or any of their respective properties, assets or operations, except in the case of each of clauses (B) and (C), for such defaults or violations that would not, singly or in the aggregate, have a Material Adverse Effect.

(xxxv)

The Company is in compliance with, and has taken all necessary actions to ensure that the Company and the subsidiaries and their respective officers and directors, in their capacities as such, are in compliance in all material respects with the applicable provisions of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated thereunder.

(xxxvi)	Except as described in the Registration Statement, the Disclosure Package and the Prospectus the Company has not sold, issued or distributed any Ordinary Shares during the six-month period preceding the date hereof, including any sales pursuant to Rule 144A under, or Regulation D or S of, the Securities Act, other than shares issued pursuant to employee benefit plans, qualified stock option plans or other employee compensation plans or pursuant to outstanding options, rights or warrants.

(xxxvii)	Neither the Company, nor to the Company’s knowledge, any of its affiliates, has taken or may take, directly or indirectly, any action designed to cause or result in, or which has constituted or which might reasonably be expected to constitute, the stabilization or manipulation of the price of the Ordinary Shares to facilitate the sale or resale of the Shares or the ADSs.

(xxxviii)

Except as disclosed in the Registration Statement, the Disclosure Package and the Prospectus, none of the subsidiaries of the Company is currently prohibited, directly or indirectly, from making any payments, dividends or other distributions to the Company, WNS (Mauritius) Limited, WNS Capital Investment Limited, WNS North America Inc. or WNS Global Services (UK) Limited, as applicable, such payments, dividends and other distributions being freely convertible into other currencies, or from making any other distribution on such subsidiaries’ equity interest or from transferring any of such subsidiaries’ property or assets to the Company, WNS (Mauritius) Limited, WNS Capital Investment Limited, WNS North America Inc. or WNS Global Services (UK) Limited, as applicable, in each case without there being required any consent, approval, authorization or order of, or qualification with, any court or governmental agency or body; provided, however, that any such payments, dividends, distributions or transfer of property or assets by WNS Global Services (Private) Ltd or WNS Customer Solutions (Pvt.) Ltd to WNS (Mauritius) Limited and WNS Customer Solutions (Singapore) Private Limited, respectively, must be made through a “Shares Investment Exchange Rupee Account” or pursuant to an approval from the Central Bank of Sri Lanka, Exchange Control division, any distribution from WNS (Mauritius) Limited is subject to the solvency test in Mauritius, and the dividends must be paid out of retained earnings, after having made good any accumulated losses at the beginning of the accounting period, and any distribution, dividend or transaction deemed to be tantamount to a dividend or distribution from WNS Global Services (UK) Limited is only made out of profits available for the purpose and is in compliance with Section 830-Section 853 of The Companies Act 2006. Under the current laws and regulations of Jersey, all dividends and other distributions declared and payable on Ordinary Shares in cash may be freely transferred out of Jersey and may be freely converted into United States dollars, in each case without there being required any consent, approval, authorization or order of, or qualification with, any court or governmental agency or body in Jersey; and except as disclosed in the Registration Statement, the Disclosure Package and the Prospectus, all such dividends and other distributions will not be subject to withholding, value added or other taxes under the laws and regulations of Jersey.

(xxxix)	Except as otherwise disclosed in the Registration Statement, the Disclosure Package and the Prospectus, (A) the Company and its subsidiaries have paid all material Mauritius, India, the United Kingdom, Sri Lanka and all other material foreign, federal, state and local taxes and filed all material tax returns required to be paid or filed through the date hereof, except to the extent that (i) the Company has requested and been granted an extension for the payment of any such tax, each of which extension remains in effect as of the date hereof and shall not have expired as of the Closing Date, and (ii) any such tax need not be paid if and while it is being contested in good faith by appropriate proceedings promptly instituted and diligently conducted and the Company is so contesting such tax as of the date hereof and (B) there is no material tax deficiency that has been, or could reasonably be expected to be, asserted against the Company or any of its subsidiaries or any of their respective properties or assets.

(xl)	Neither the Company nor any of its subsidiaries nor, to the best knowledge of the Company, any director, officer, agent, employee or affiliate or other person associated with or acting on behalf of the Company or any of its subsidiaries has (A) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (B) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (C) is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”), including, without limitation, taking any action in furtherance of an offer, payment, promise to pay, or authorization or approval of the payment or giving of money, property, gift or anything else of value, directly or indirectly, to any “foreign official” (as such term is defined in the FCPA) or to any foreign political party or official thereof or any candidate for foreign political office in contravention of the FCPA; or (D) made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment. The Company, its subsidiaries and, to the knowledge of the Company, its affiliates have conducted their businesses in compliance with the FCPA and have instituted and maintain policies and procedures designed to ensure continued compliance therewith.

(xli)

The operations of the Company and the subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”); and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator or non-governmental authority involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the Company’s knowledge, threatened.

(xlii)	The Company is a “foreign private issuer” within the meaning of Rule 405 under the Securities Act.

(xliii)	None of the Company, any of its subsidiaries or, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or any of its subsidiaries is an individual or entity (“Person”) that is currently subject to any sanctions administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”), the United Nations Security Council (“UNSC”), the European Union (“EU”), Her Majesty’s Treasury (“HMT”), or other relevant sanctions authority (collectively, “Sanctions”), nor is located, organized or resident in a country or territory that is the subject of Sanctions; and the Company will not directly or indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other Person, to fund activities of or business with any Person, or in any country or territory, that is the subject of Sanctions, or in a manner that would otherwise cause any Person (including any Person involved in or facilitating the offering of the ADSs, whether as an underwriter, advisor, or otherwise) to violate any Sanctions.

(xliv)	The ADSs are listed on the New York Stock Exchange (the “NYSE”) under the symbol “WNS.”

(b) Each Selling Shareholder, severally and not jointly, represents and warrants to each of the Underwriters as of the date hereof, the Applicable Time, the Closing Date and any Option Closing Date, and agrees with each of the Underwriters, that:

(i)	This Agreement has been duly authorized, executed and delivered by or on behalf of such Selling Shareholder.

(ii)

The execution and delivery by such Selling Shareholder of, and the performance by such Selling Shareholder of its obligations under, this Agreement will not contravene any provision of applicable law, or the certificate of incorporation or by-laws of such Selling Shareholder (if such Selling Shareholder is a corporation), or any agreement or other instrument binding upon such Selling Shareholder (except for such contravention of an agreement or other instrument that would not result in a material adverse effect on (A) the performance by such Selling Shareholder of its obligations under, or the consummation of any of the transactions contemplated in, this Agreement or the Deposit Agreement or (B) such Selling Shareholder) or any judgment, order or decree of any governmental body, agency or court having jurisdiction over such Selling Shareholder, and no consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by such Selling Shareholder of its obligations under this Agreement, except such as may be required by the securities or Blue Sky laws of the various states in connection with the offer and sale of the ADSs.

(iii)	Such Selling Shareholder has, and on the Closing Date and any Option Closing Date will have, valid title to, or a valid “security entitlement” within the meaning of Section 8-501 of the New York Uniform Commercial Code (“UCC”) in respect of, the Shares underlying the ADSs to be sold by such Selling Shareholder free and clear of all security interests, claims, liens, equities or other encumbrances, and the legal right and power, and all authorization and approval required by law, to enter into this Agreement and to sell, transfer and deliver the Shares and the ADSs to be sold by such Selling Shareholder and to deposit with the Depositary the Shares to be sold by such Selling Shareholder.

(iv)	Upon deposit of the Shares to be sold by such Selling Shareholder and payment therefor pursuant to this Agreement, valid title to such Shares will be passed in accordance with the Deposit Agreement to the Depositary who has received deposit of such Shares without notice of an adverse claim, free and clear of any adverse claim within the meaning of Section 8-102 of the UCC. Upon payment of the purchase price for the ADSs to be sold by such Selling Stockholder pursuant to this Agreement, delivery of such ADSs, as directed by the Underwriters, to Cede & Co. (“Cede”) or such other nominee as may be designated by The Depository Trust Company (“DTC”), registration of such ADSs in the name of Cede or such other nominee, and the crediting of such ADSs on the books of DTC to securities accounts (within the meaning of Section 8-501(a) of the UCC) of the Underwriters (assuming that neither DTC nor any such Underwriter has notice of any “adverse claim,” within the meaning of Section 8-105 of the UCC, to such ADSs), (A) under Section 8-501 of the UCC, the Underwriters will acquire a valid “security entitlement” in respect of such ADSs, and (B) no action (whether framed in conversion, replevin, constructive trust, equitable lien, or other theory) based on any “adverse claim,” within the meaning of Section 8-102 of the UCC, to such ADSs may be asserted against the Underwriters with respect to such security entitlement.

(v)	Such Selling Shareholder is not prompted by any information concerning the Company or its subsidiaries which is not set forth in the Registration Statement, the Disclosure Package and the Prospectus to sell its ADSs pursuant to this Agreement.

(vi)

Neither the Registration Statement nor any amendment thereto, at its effective time, on the Closing Date or on any Option Closing Date, contained, contains or will contain an untrue statement of a material fact or omitted, omits or will omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; as of the Applicable Time, the Disclosure Package did not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; neither the Prospectus or any amendments or supplements thereto includes any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, provided that the representations and warranties set forth in this subsection (b)(vi) apply only to statements or omissions made in reliance upon and in conformity with information relating to such Selling Shareholder furnished in writing by or on behalf of such Selling Shareholder expressly for use in the Registration Statement, the Disclosure Package, the Prospectus or any other Issuer Free Writing Prospectus or any amendment or supplement thereto; it being understood and agreed that the only such information furnished to the Company by each Selling Shareholder is the information relating to such Selling Shareholder set forth in the section “Principal and Selling Shareholders” (except for the percentages set forth therein).

(vii)	Such Selling Shareholder has not taken and will not take, directly or indirectly, any action designed to, or which has constituted, or which might reasonably be expected to cause or result in the stabilization or manipulation of the price of the Ordinary Shares of the Company and, other than as permitted by the Securities Act, such Selling Shareholder will not distribute any prospectus or other offering material in connection with the offering of the ADSs.

(viii)	There are no contracts, agreements or understandings between such Selling Shareholder and any person that would give rise to a valid claim against such Selling Shareholder or any Underwriter for a brokerage commission, finder’s fee or other like payment.

(ix)	Such Selling Shareholder has not prepared, or had prepared on its behalf or used or referred to, any “free writing prospectus” (as defined in Rule 405 under the Securities Act), and has not distributed any written materials in connection with the offer or sale of the ADSs.

2. Agreements to Sell and Purchase. Each Seller, severally and not jointly, hereby agrees to sell to the several Underwriters the number of Firm ADSs to be sold by such Seller set forth in Schedule I hereto opposite the name of such Seller, and each Underwriter, upon the basis of the representations and warranties herein contained, but subject to the conditions hereinafter stated, agrees, severally and not jointly, to purchase from such Seller at $8.7182 per ADS (the “Purchase Price”) the number of Firm ADSs (subject to such adjustments to eliminate fractional shares as the Managers may determine) that bears the same proportion to the number of Firm ADSs to be sold by such Seller as the number of Firm ADSs set forth in Schedule II hereto opposite the name of such Underwriter bears to the total number of Firm ADSs.

On the basis of the representations and warranties contained in this Agreement, and subject to its terms and conditions, each Selling Shareholder, severally and not jointly, hereby grants an option to the several Underwriters to purchase up to the number of Additional ADSs set forth in Schedule I hereto opposite the name of such Selling Shareholder, and the Underwriters shall have the right to purchase, severally and not jointly, up to 1,597,500 Additional ADSs at the Purchase Price, less an amount per ADS equal to any dividends or distributions declared by the Company and payable on the Firm ADSs but not payable on the Additional ADSs. The Managers may exercise this right on behalf of the Underwriters in whole or in part but not more than once by giving written notice not later than 30 days after the date of this Agreement. Any exercise notice shall specify the number of Additional ADSs to be purchased by the Underwriters and the date on which such Additional ADSs are to be purchased. Each purchase date must be at least two business days after the written notice is given (unless the written notice is given prior to the closing date for the Firm ADSs) and may not be earlier than the closing date for the Firm ADSs or later than ten business days after the date of such notice. Additional ADSs may be purchased as provided in Section 4 hereof solely for the purpose of covering over-allotments made in connection with the offering of the Firm ADSs. On the day, if any, that Additional ADSs are to be purchased (the “Option Closing Date”), each Underwriter agrees, severally and not jointly, to purchase the number of Additional ADSs (subject to such adjustments to eliminate fractional shares as the Managers may determine) that bears the same proportion to the total number of Additional ADSs to be purchased on the Option Closing Date as the number of Firm ADSs set forth in Schedule II hereto opposite the name of such Underwriter bears to the total number of Firm ADSs.

3. Offering by the Underwriters. It is understood that the several Underwriters propose to make (a) a public offering of the ADSs in the United States and (b) offerings of the ADSs outside the United Sates, in each case on the terms set forth under the heading “Underwriting” in the preliminary prospectus and the Prospectus, as soon as the Managers deem it advisable to do so. The ADSs are to be initially offered to the public at the initial public offering price set forth in the Prospectus. The Managers may from time to time thereafter change the public offering price and other selling terms.

4. Payment and Delivery. Payment for the Firm ADSs to be sold by the Company and the Selling Shareholders shall be made to the Company and to a designee of such Selling Shareholders, respectively, in federal or other funds immediately available in New York City against delivery of such Firm ADSs for the respective accounts of the several Underwriters at 10:00 a.m., New York City time, on February 15, 2012 or at such other time on the same or such other date, not later than ten business days after such date, as shall be designated in writing by the Managers. The time and date of such payment are hereinafter referred to as the “Closing Date.”

Payment for any Additional ADSs to be sold by the Selling Shareholders shall be made to a designee of such Selling Shareholders in federal or other funds immediately available in New York City against delivery of such Additional ADSs for the respective accounts of the several Underwriters at 10:00 a.m., New York City time, on the date specified in the corresponding notice described in Section 2 or at such other time on the same date as shall be designated in writing by the Managers.

The Firm ADSs and Additional ADSs shall be registered in such names and in such denominations as the Managers shall request in writing not later than one full business day prior to the Closing Date or the Option Closing Date, as the case may be. The ADRs corresponding to the Firm ADSs and Additional ADSs shall be delivered to the Managers on the Closing Date or on the Option Closing Date, as the case may be, for the respective accounts of the several Underwriters, with any transfer taxes payable in connection with the transfer of the ADSs to the Underwriters duly paid, against payment of the Purchase Price therefor.

5. Conditions to the Underwriters’ Obligations. The obligations of the several Underwriters hereunder are subject to the accuracy of the representations and warranties of the Company and the Selling Shareholders contained herein or in certificates of any officer of the Company or on behalf of any Selling Shareholder delivered pursuant to the provisions hereof, to the performance by the Company and each Selling Shareholder of their respective covenants and other obligations hereunder, and to the following further conditions:

(a) The Registration Statement shall have become effective and, on the Closing Date, no stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto shall have been issued under the Securities Act, no order preventing or suspending the use of any preliminary prospectus or the Prospectus shall have been issued and no proceedings for any of those purposes shall have been instituted or be pending or, to the Company’s knowledge, contemplated; and the Company shall have complied with each request (if any) from the Commission for additional information.

(b) Subsequent to the execution and delivery of this Agreement, there shall not have been:

(A)	any downgrading in or withdrawal of, nor shall any notice have been given of any intended or potential downgrading in or withdrawal of, or of any review for a possible change that does not indicate the direction of the possible change in, the rating accorded any of the securities of the Company or any of its subsidiaries by any “nationally recognized statistical rating organization,” as such term is defined for purposes of Rule 436(g)(2) under the Securities Act; and

(B)	any change, or any development involving a prospective change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its subsidiaries, taken as a whole, from that set forth in the Disclosure Package and the Prospectus (exclusive of any supplement thereto) that, in the judgment of the Managers, is material and adverse and that makes it, in the judgment of the Managers, impracticable to market the ADSs on the terms and in the manner contemplated in the Disclosure Package and the Prospectus (exclusive of any supplement thereto);

and the Managers shall have received on the Closing Date a certificate, dated the Closing Date and signed by an executive officer of the Company, to the effect that:

(i)	the representations and warranties of the Company contained in this Agreement are true and correct on and as of the Closing Date with the same effect as if made on the Closing Date;

(ii)	the Company has complied with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied hereunder on or before the Closing Date;

(iii)	subsequent to the execution and delivery of this Agreement, there has not occurred any downgrading in or withdrawal of, nor has any notice been given of any intended or potential downgrading in or withdrawal of, or of any review for a possible change that does not indicate the direction of the possible change in, the rating accorded any of the securities of the Company or any of its subsidiaries by any “nationally recognized statistical rating organization,” as such term is defined for purposes of Rule 436(g)(2) under the Securities Act;

(iv)	subsequent to the execution and delivery of this Agreement, there has not occurred any material adverse change, or any development involving a prospective material adverse change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its subsidiaries, taken as a whole, from that set forth in the Disclosure Package and the Prospectus (exclusive of any supplement thereto); and

(v)	no stop order suspending the effectiveness of the Registration Statement under the Securities Act has been issued, no order preventing or suspending the use of any preliminary prospectus or the Prospectus has been issued, and no proceedings for any of those purposes have been instituted or are pending or threatened.

The officer signing and delivering such certificate may rely upon the best of his or her knowledge as to proceedings threatened.

(c) The Underwriters shall have received on the Closing Date opinions and a letter of Latham & Watkins LLP, U.S. and U.K. counsel for the Company, dated the Closing Date, substantially in the forms of Exhibits B-1, B-2, B-3 and B-4.

(d) The Underwriters shall have received on the Closing Date an opinion of Mourant Ozannes, Jersey counsel for the Company, dated the Closing Date, substantially in the form of Exhibit C.

(e) The Underwriters shall have received on the Closing Date an opinion and a letter of Amarchand & Mangaldas & Suresh A. Shroff & Co., Indian counsel for the Company, dated the Closing Date, substantially in the form of Exhibit D-1 and D-2.

(f) The Underwriters shall have received on the Closing Date an opinion of BLC Chambers, Mauritian counsel for the Company, dated the Closing Date, substantially in the form of Exhibit E.

(g) The Underwriters shall have received on the Closing Date an opinion of Willkie Farr & Gallagher LLP, counsel for the Selling Shareholders, dated the Closing Date, substantially in the form of Exhibit F.

(h) The Underwriters shall have received on the Closing Date an opinion of Ziegler, Ziegler & Associates LLP, counsel for the Depositary, dated the Closing Date, substantially in the form of Exhibit G.

(i) The Underwriters shall have received on the Closing Date an opinion and a letter of Cleary Gottlieb Steen & Hamilton LLP, U.S. counsel for the Underwriters, dated the Closing Date, in form and substance satisfactory to the Managers.

(j) The Underwriters shall have received on the Closing Date an opinion of AZB & Partners, Indian counsel for the Underwriters, dated the Closing Date, in form and substance satisfactory to the Managers.

The opinions of Latham & Watkins LLP (on behalf of the Company), Mourant Ozannes (on behalf of the Company and the Selling Shareholders), Amarchand & Mangaldas & Suresh A. Shroff & Co. (on behalf of the Company), BLC Chambers (on behalf of the Company), Willkie Farr & Gallagher LLP (on behalf of the Selling Shareholders) and Ziegler, Ziegler & Associates LLP (on behalf of the Depositary) described in Section 5(c), 5(d), 5(e), 5(f), 5(g) and 5(h) above shall be rendered to the Underwriters at the request of the Company, the Selling Shareholders or the Depositary, as applicable, and shall so state therein.

(k) The Underwriters shall have received, on each of the date hereof and the Closing Date, letters dated the date hereof or the Closing Date, as the case may be, in form and substance satisfactory to the Underwriters, from Grant Thornton and Ernst & Young, independent registered public accountants, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement, the Disclosure Package and the Prospectus; provided that the letter delivered by Grant Thornton on the Closing Date shall use a “cut-off date” not earlier than the date hereof.

(l) The “lock-up” agreements, each substantially in the form of Exhibit A hereto, between the Managers and our directors and our executive officers, each as listed in Schedule IV hereto, relating to sales and certain other dispositions of Ordinary Shares or certain other securities, delivered to the Managers on or before the date hereof, shall be in full force and effect on the Closing Date.

(m) The Underwriters shall have received on the Closing Date from each Selling Shareholder a certificate, dated the Closing Date and signed by an executive officer of such Selling Shareholder, to the effect that the representations and warranties of such Selling Shareholder contained in this Agreement are true and correct as of the Closing Date and that such Selling Shareholder has complied with all of the agreements and has satisfied all of the conditions on its part to be performed or satisfied hereunder on or before the Closing Date.

The officer signing and delivering such certificate may rely upon the best of his or her knowledge as to proceedings threatened.

(n) The ADSs shall have been approved for listing on the NYSE, subject only to notice of issuance and evidence of satisfactory distribution at or prior to the time of purchase.

(o) FINRA shall not have raised any objection with respect to the fairness or reasonableness of the underwriting, or other arrangements of the transactions, contemplated hereby.

(p) In the event that the Underwriters exercise their option provided in Section 2 hereof to purchase all or any portion of the Additional ADSs, the representations and warranties of the Company and the Selling Shareholders contained herein and the statements in any certificates furnished by the Company and the Selling Shareholders hereunder shall be true and correct as of the Option Closing Date and, at the Option Closing Date, the Managers shall have received:

(i)	A certificate, dated such Option Closing Date, of an executive officer of the Company confirming that the certificate delivered at the Closing Date pursuant to Section 5(b) hereof remains true and correct as of the Option Closing Date.

(ii)	A certificate, dated such Option Closing Date, of an executive officer of each Selling Shareholder confirming that the certificate delivered at the Closing Time pursuant to Section 5(m) remains true and correct as of the Option Closing Date.

(iii)	If requested by the Managers, opinions and a letter of Latham & Watkins LLP, U.S. and U.K. counsel for the Company, dated the Option Closing Date, relating to the Additional ADSs to be purchased on the Option Closing Date and otherwise to the same effect as the opinions and letter required by Section 5(c) hereof.

(iv)	If requested by the Managers, an opinion of Mourant Ozannes, Jersey counsel for the Company, dated the Option Closing Date, relating to the Additional ADSs to be purchased on the Option Closing Date and otherwise to the same effect as the opinion required by Section 5(d) hereof.

(v)	If requested by the Managers, an opinion and a letter of Amarchand & Mangaldas & Suresh A. Shroff & Co., Indian counsel for the Company, dated the Option Closing Date, relating to the Additional ADSs to be purchased on the Option Closing Date and otherwise to the same effect as the opinion and letter required by Section 5(e) hereof.

(vi)	If requested by the Managers, an opinion of BLC Chambers, Mauritian counsel for the Company, dated the Option Closing Date, relating to the Additional ADSs to be purchased on the Option Closing Date and otherwise to the same effect as the opinion required by Section 5(f) hereof.

(vii)	If requested by the Managers, an opinion of Willkie Farr & Gallagher LLP, counsel for the Selling Shareholders, dated the Option Closing Date, relating to the Additional ADSs to be purchased on the Option Closing Date and otherwise to the same effect as the opinion required by Section 5(g) hereof.

(viii)	If requested by the Managers, an opinion of Ziegler, Ziegler & Associates LLP, counsel for the Depositary, dated the Option Closing Date, relating to the Additional ADSs to be purchased on the Option Closing Date and otherwise to the same effect as the opinion required by Section 5(h) hereof.

(ix)	If requested by the Managers, an opinion and letter of Cleary Gottlieb Steen & Hamilton LLP, U.S. counsel for the Underwriters, dated the Option Closing Date, relating to the Additional ADSs to be purchased on the Option Closing Date and otherwise to the same effect as the opinion and letter required by Section 5(i) hereof.

(x)	If requested by the Managers, an opinion of AZB & Partners, Indian counsel for the Underwriters, dated the Option Closing Date, relating to the Additional ADSs to be purchased on the Option Closing Date and otherwise to the same effect as the opinion required by Section 5(j) hereof.

(xi)	If requested by the Managers, letters from Grant Thornton and Ernst & Young, dated the Option Closing Date, substantially in the same form and substance as the letters furnished to the Managers pursuant to Section 5(k) hereof, except that the “specified date” in the letter furnished by Grant Thornton pursuant to this paragraph shall be a date not more than three business days prior to the Option Closing Date.

6. Covenants of the Company and the Selling Shareholders. (a) The Company covenants with each Underwriter as follows:

(i)

The Company will, subject to Section 6(iv), comply with the requirements of Rule 430B under the Securities Act, and will notify the Managers immediately, and confirm the notice in writing, (1) when any post-effective amendment to the Registration Statement shall become effective or any amendment or supplement to the Prospectus shall have been filed, (2) of the receipt of any comments from the Commission, (3) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus, including any document incorporated by reference therein or for additional information, (4) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or any post-effective amendment or of any order preventing or suspending the use of any preliminary prospectus or the Prospectus, or of the suspension of the qualification of the Shares or the ADSs for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes or of any examination pursuant to Section 8(d) or 8(e) of the Securities Act concerning the Registration Statement and (5) if the Company becomes the subject of a proceeding under Section 8A of the Securities Act in connection with the offering of the Shares and the ADSs. The Company will effect all filings required under Rule 424(b) under the Securities Act, in the manner and within the time period required by Rule 424(b) (without reliance on Rule 424(b)(8)) under the Securities Act, and will take such steps as it deems necessary to ascertain promptly whether the form of prospectus transmitted for filing under Rule 424(b) under the Securities Act was received for filing by the Commission and, in the event that it was not, it will promptly file such prospectus. The Company will make every reasonable effort to prevent the issuance of any stop order, prevention or suspension and, if any such order is issued, to obtain the lifting thereof at the earliest possible moment.

(ii)	The Company has furnished or will deliver to the Managers, without charge, two signed copies of the Registration Statement and the ADR Registration Statement as originally filed and each amendment thereto and two signed copies of all consents and certificates of experts. The Company has delivered to each Underwriter, without charge, as many copies of each preliminary prospectus as such Underwriter has reasonably requested, and the Company hereby consents to the use of such copies for purposes permitted by the Securities Act. The Company will furnish to each Underwriter, in New York City, without charge, prior to 10:00 a.m., New York City time, on the business day next succeeding the date of this Agreement and during the period when a prospectus relating to the Shares or the ADSs is (or, but for the exception afforded by Rule 172 under the Securities Act, would be) required to be delivered under the Securities Act, such number of copies of the Prospectus (as amended or supplemented) as such Underwriter may reasonably request.

(iii)

The Company agrees that, unless it obtains the prior written consent of the Managers, it will not make any offer relating to the Shares or the ADSs that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a “free writing prospectus,” or a portion thereof, required to be filed by the Company with the Commission or retained by the Company under Rule 433 under the Securities Act; provided that the Managers will be deemed to have consented to the Issuer Free Writing Prospectuses listed on Schedule III-A hereto and any “road show that is a written communication” within the meaning of Rule 433(d)(8)(i) under the Securities Act that has been reviewed by the Managers. If at any time following issuance of an Issuer Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted or would conflict with the information contained in the Registration Statement, any preliminary prospectus or the Prospectus or included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at that subsequent time, not misleading, the Company will promptly notify the Managers and will promptly amend or supplement, at its own expense, such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission.

(iv)	The Company will comply with the Securities Act, the Exchange Act, and the rules and regulations under each of the Securities Act and the Exchange Act so as to permit the completion of the distribution of the ADSs as contemplated in this Agreement and in the Registration Statement, the Disclosure Package and the Prospectus. If at any time when a prospectus relating to the ADSs is required by the Securities Act to be delivered (including in circumstances where such requirement may be satisfied pursuant to Rule 172 under the Securities Act), any event shall occur or condition shall exist as a result of which it is necessary, in the reasonable opinion of counsel for the Underwriters or for the Company, to (i) amend the Registration Statement in order that the Registration Statement will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) amend or supplement the Disclosure Package or the Prospectus in order that the Disclosure Package or the Prospectus, as the case may be, will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser or (iii) amend the Registration Statement or amend or supplement the Disclosure Package or the Prospectus, as the case may be, in order to comply with the requirements of the Securities Act or the rules and regulations thereunder, the Company will promptly (A) give the Managers notice of such event, (B) prepare any amendment or supplement as may be necessary to correct such statement or omission or to make the Registration Statement, the Disclosure Package or the Prospectus comply with such requirements and, a reasonable amount of time prior to any proposed filing or use, furnish the Managers with copies of any such amendment or supplement and (C) file with the Commission any such amendment or supplement; provided that the Company shall not file or use any such amendment or supplement to which the Managers or counsel for the Underwriters shall object. The Company has given the Managers notice of any filings made pursuant to the Exchange Act or the rules and regulations thereunder within 48 hours prior to the Applicable Time; the Company will give the Managers notice of its intention to make any such filing from the Applicable Time to the Closing Date and will furnish the Managers with copies of any such documents a reasonable amount of time prior to such proposed filing, as the case may be, and will not file or use any such document to which the Managers or counsel for the Underwriters shall reasonably object.

(v)

To endeavor to qualify the Shares and the corresponding American Depositary Shares for offer and sale under the securities or Blue Sky laws of such jurisdictions as the Managers shall reasonably request and will maintain such qualifications in effect so long as required for the distribution of the ADSs; provided, however, that nothing contained in this Section 6(a)(v) shall require the Company to qualify to do business in any jurisdiction where it is not now so qualified or to take any action that would subject it to service of process in suits or to subject itself to taxation in any jurisdiction in which it is otherwise not so subject, other than suits and taxes arising out of the offering or sale of the ADSs.

(vi)	To make generally available to the Company’s security holders and to the Managers as soon as practicable an earnings statement covering a period of at least twelve months beginning with the first fiscal quarter of the Company occurring after the date of this Agreement which shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 under the Securities Act.

(vii)

Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, the Company agrees to pay or cause to be paid all expenses incident to the performance of its obligations under this Agreement, including: (A) the fees, disbursements and expenses of the Company’s counsel and the Company’s accountants in connection with the registration and delivery of the Shares and the related ADSs under the Securities Act and all other fees or expenses in connection with the preparation and filing of the Registration Statement, the ADR Registration Statement, the Disclosure Package, the Prospectus, each Issuer Free Writing Prospectus and amendments and supplements to any of the foregoing, including all printing costs associated therewith, and the mailing and delivering of copies thereof to the Underwriters and dealers, in the quantities hereinabove specified, (B) all costs and expenses related to the transfer and delivery of the Shares and the related ADSs to be sold by the Company to the Underwriters, including any transfer or other taxes payable thereon (excluding net income taxes, franchise taxes and similar taxes that may be payable by the Underwriters), (C) the cost of printing or producing any Blue Sky or Legal Investment memorandum in connection with the offer and sale of the Shares or the related ADSs under state securities laws and all expenses in connection with the qualification of the Shares and any related ADSs for offer and sale under state securities laws as provided in Section 6(a)(v) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky or Legal Investment memorandum, (D) all filing fees and the reasonable fees and disbursements of counsel to the Underwriters incurred in connection with the review and qualification of the offering of the Shares and any related ADSs by FINRA, (E) all costs and expenses incident to listing the ADSs on the NYSE, (F) the cost of printing certificates representing the Shares or American Depositary Receipts corresponding to the ADSs, (G) the costs and charges of any transfer agent, registrar or depositary, (H) the costs and expenses of the Company relating to investor presentations on any “road show” undertaken in connection with the marketing of the offering of the ADSs, including, without limitation, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations with the prior approval of the Company and travel and lodging expenses of the representatives and officers of the Company and any such consultants, other than the cost of any aircraft chartered in connection with the road show, which shall be shared equally between the Company and the Underwriters, (I) the document production charges and expenses associated with printing this Agreement and (J) all other costs and expenses incident to the performance of the obligations of the Company hereunder for which provision is not otherwise made in this Section. It is understood, however, that except as provided in this Section, Section 8 entitled “Indemnity and Contribution” and the last paragraph of Section 10 below, the Underwriters will pay all of their costs and expenses, including fees and disbursements of their counsel, stock transfer taxes payable on resale of any of the Shares or ADSs by them and any advertising expenses connected with any offers they may make.

(viii)	The Company, without the prior written consent of the Managers on behalf of the Underwriters, will not, during the period ending 90 days after the date of the Prospectus, (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any Ordinary Shares or American Depositary Shares or any securities convertible into or exercisable or exchangeable for Ordinary Shares or American Depositary Shares, (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Ordinary Shares or American Depositary Shares, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Ordinary Shares, American Depositary Shares or such other securities, in cash or otherwise or (3) file any registration statement with the Commission relating to the offering of any American Depositary Shares, Ordinary Shares or any securities convertible into or exercisable or exchangeable for American Depositary Shares or Ordinary Shares.

The restrictions contained in the preceding paragraph shall not apply to (a) the American Depositary Shares to be sold hereunder (or the Shares represented by them) or (b) the issuance by the Company of Ordinary Shares upon the exercise of an option or warrant or the conversion of a security outstanding on the date hereof of which is disclosed in the Disclosure Package or which the Underwriters have been advised in writing, (c) the issuance by the Company of Ordinary Shares, or options to purchase Ordinary Shares, pursuant to the Company’s 2002 Stock Incentive Plan, (d) the issuance by the Company of Ordinary Shares, or options to purchase Ordinary Shares, pursuant to the Company’s 2006 Incentive Award Plan (as amended and restated) or (e) the issuance by the Company of any Ordinary Shares in connection with the acquisition of or merger with or into any other company (provided that the amount of Ordinary Shares issued in connection with any such acquisition(s) or merger(s) does not in the aggregate exceed 10% of the total shares outstanding of the Company at the time of the offering); provided that each recipient of Ordinary Shares (including Ordinary Shares issued upon the exercise of options) pursuant to clauses (b), (c) and (d) during the 90-day restricted period referred to in the immediately preceding paragraph shall sign and deliver a lock-up letter substantially in the form of Exhibit A hereto; and provided, further, that in the case of any issuance pursuant to clause (e), each recipient of such Ordinary Shares shall agree in writing, for the benefit of the Underwriters, that such Ordinary Shares shall remain subject to restrictions identical to those contained in the immediately preceding paragraph for the remainder of the period for which the Company is bound thereunder; and provided, further, that in the case of any issuance pursuant to clause (b), (c) or (d) no filing under Section 16(a) of the Exchange Act shall be required or shall be voluntarily made in connection with any such issuance.

Notwithstanding the foregoing, if (1) during the last 17 days of the 90-day restricted period the Company issues an earnings release or material news or a material event relating to the Company occurs; or (2) prior to the expiration of the 90-day restricted period, the Company announces that it will release earnings results or becomes aware that material news or a material event will occur during the 16-day period beginning on the last day of the 90-day restricted period, the restrictions imposed by this agreement shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event; provided that in the case of clause (2) above, if no earnings results are released or no material news or material event occurs, as applicable, during the 16-day period, the restricted period will terminate on the last day of the 16-day period. The Company shall promptly notify the Managers and the Selling Shareholders of any earnings release, news or event that may give rise to an extension of the initial 90-day restricted period.

(ix)	The Company will use its best efforts to effect and maintain the listing of the American Depositary Shares on the NYSE.

(x)	The Company will not invest, or otherwise use the proceeds received by the Company from its sale of the ADSs, in such a manner as would require the Company to register as an investment company under the 1940 Act.

(xi)	The Company will maintain a transfer agent and, if necessary under the jurisdiction of incorporation of the Company, a registrar for the Ordinary Shares.

(xii)	The Company will not take, directly or indirectly, any action designed to cause or result in, or that has constituted or might reasonably be expected to constitute, the stabilization or manipulation of the price of any securities of the Company.

(b) Each Selling Shareholder, in addition to its other agreements and obligations hereunder, severally and not jointly, covenants with each Underwriter as follows:

(i)	Such Selling Shareholder agrees that (a) it will not prepare, or have prepared on its behalf, or use or refer to, any “free writing prospectus” (as defined in Rule 405 under the Securities Act), and (b) it will not distribute any written materials in connection with the offer or sale of the ADSs.

(ii)	Not to make any offer relating to the ADSs that would constitute an issuer free writing prospectus or take any action that would otherwise result in an Underwriter or the Company being required to file with the Commission pursuant to Rule 433(d) under the Securities Act a free writing prospectus prepared by or on behalf of the Underwriter that the Underwriter otherwise would not have been required to file thereunder.

(iii)	During the period when delivery of a Prospectus (or, in lieu thereof, the notice referred to under Rule 173(a) under the Securities Act) is required under the Securities Act, such Selling Shareholder will advise the Underwriters promptly, and will confirm such advice in writing to the Underwriters, of any change in the information relating to such Selling Shareholder in the Registration Statement, the Disclosure Package, the Prospectus or any Issuer Free Writing Prospectus.

(iv)	Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, the Selling Shareholders agree to pay or cause to be paid all expenses incident to the performance of their obligations under this Agreement, including: (A) the fees, disbursements and expenses of counsel for the Selling Shareholders in connection with the registration of the Shares and the registration and delivery of the ADSs under the Securities Act, (B) all costs and expenses related to the transfer and delivery of the ADSs to be sold by the Selling Shareholders to the Underwriters, including any transfer or other taxes payable thereon (excluding net income taxes, franchise taxes and similar taxes that may be payable by the Underwriters) and (C) all other costs and expenses incident to the performance of the obligations of the Selling Shareholders hereunder for which provision is not otherwise made in this Section or Section 6(a)(vii). It is understood, however, that except as provided in this Section, Section 8 entitled “Indemnity and Contribution” and the last paragraph of Section 10 below, the Underwriters will pay all of their costs and expenses, including fees and disbursements of their counsel, stock transfer taxes payable on resale of any of the ADSs by them and any advertising expenses connected with any offers they may make.

(v)	Such Selling Shareholder will not take, directly or indirectly, any action designed to cause or result in, or that has constituted or might reasonably be expected to constitute, the stabilization or manipulation of the price of any securities of the Company.

(vi)	In order to document the Underwriters’ compliance with the reporting and withholding provisions of the Tax Equity and Fiscal Responsibility Act of 1982 and the Interest and Dividend Tax Compliance Act of 1983 with respect to the transactions herein contemplated, each of the Selling Shareholders agrees to deliver to the Managers prior to or at the Closing Date a properly completed and executed United States Treasury Department Form W-8 or W-9 (or other applicable form or statement specified by Treasury Department regulations in lieu thereof).

(vii)	Each Selling Shareholder, without the prior written consent of the Managers on behalf of the Underwriters, will not, during the period ending 90 days after the date of the Prospectus, (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any Ordinary Shares or American Depositary Shares or any securities convertible into or exercisable or exchangeable for Ordinary Shares or American Depositary Shares, or (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Ordinary Shares or American Depositary Shares, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Ordinary Shares or American Depositary Shares or such other securities, in cash or otherwise or (3) file or cause to be filed any registration statement with the Commission relating to the offering of any American Depositary Shares, Ordinary Shares or any securities convertible into or exercisable or exchangeable for Ordinary Shares or American Depositary Shares.

The restrictions contained in the preceding paragraph shall not apply to (a) the American Depositary Shares to be sold hereunder (or the Shares represented by them), (b) transactions by a Selling Shareholder relating to Ordinary Shares or other securities acquired in open market transactions after the completion of the offering of the ADSs, provided that no filing under Section 16(a) of the Exchange Act shall be required or shall be voluntarily made in connection with subsequent sales of Ordinary Shares or other securities acquired in such open market transactions, (c) transfers by a Selling Shareholder of Ordinary Shares or any security convertible into Ordinary Shares as a bona fide gift, (d) distributions by a Selling Shareholder of Ordinary Shares or any security convertible into Ordinary Shares to limited partners or stockholders of the Selling Shareholder, or (e) transactions by a Selling Shareholder relating to Ordinary Shares, ADSs or securities convertible into or exercisable or exchangeable for Ordinary Shares or ADSs pursuant to a bona fide tender offer made for all outstanding Ordinary Shares, ADSs and securities convertible into or exercisable or exchangeable for Ordinary Shares or ADSs or a sale of all or substantially all of the assets or equity of the Company (whether by merger, sale of assets or otherwise) (it being understood, for avoidance of doubt, that any tender agreement, voting agreement or similar agreement entered into by a Selling Shareholder in connection with any such tender offer or sale of all or substantially all assets or equity of the Company shall be deemed to be pursuant to such tender offer or sale for purposes of this clause (e)); provided that in the case of any transfer or distribution pursuant to clause (c) or (d), (i) each donee or distributee shall enter into a written agreement accepting the restrictions set forth in the preceding paragraph and this paragraph as if it were a Selling Shareholder and (ii) no filing under Section 16(a) of the Exchange Act, reporting a reduction in beneficial ownership of Ordinary Shares, shall be required or shall be voluntarily made in respect of the transfer or distribution during the 90-day restricted period . Notwithstanding the foregoing, the Selling Shareholders shall not be prohibited from entering into a written sales plan designed to comply with Rule 10b5-1(c) under the Exchange Act, so long as such plan does not allow for any sales thereunder to be made until the expiration or termination of the restrictions contained in this Section 6(b)(vii). In addition, each Selling Shareholder, agrees that, without the prior written consent of the Managers on behalf of the Underwriters, it will not, during the period ending 90 days after the date of the Prospectus, make any demand for, or exercise any right with respect to, the registration of any American Depositary Shares or Ordinary Shares or any security convertible into or exercisable or exchangeable for American Depositary Shares or Ordinary Shares. Each Selling Shareholder consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of any Shares, and with the Depositary against the transfer of any American Depositary Shares, held by such Selling Shareholder except in compliance with the foregoing restrictions.

Notwithstanding the foregoing, if (1) during the last 17 days of the 90-day restricted period the Company issues an earnings release or material news or a material event relating to the Company occurs; or (2) prior to the expiration of the 90-day restricted period, the Company announces that it will release earnings results or becomes aware that material news or a material event will occur during the 16-day period beginning on the last day of the 90-day restricted period, the restrictions imposed by this agreement shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event; provided that in the case of clause (2) above, if no earnings results are released or no material news or material event occurs, as applicable, during the 16-day period, the restricted period will terminate on the last day of the 16-day period. The Company shall promptly notify the Managers and the Selling Shareholders of any earnings release, news or event that may give rise to an extension of the initial 90-day restricted period.

7. Covenants of the Underwriters. Each Underwriter severally covenants with the Company not to take any action that would result in the Company being required to file with the Commission under Rule 433(d) under the Securities Act a free writing prospectus prepared by or on behalf of such Underwriter that otherwise would not be required to be filed by the Company thereunder, but for the action of the Underwriter.

8. Indemnity and Contribution. (a) The Company agrees to indemnify and hold harmless each Underwriter, the directors, officers, employees and agents of each Underwriter, each person, if any, who controls any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, and each affiliate of any Underwriter within the meaning of Rule 405 under the Securities Act from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the ADR Registration Statement, any preliminary prospectus, any Issuer Free Writing Prospectus, any Company information that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act, the Disclosure Package, the Prospectus or any amendments or supplements to the foregoing, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Managers expressly for use therein.

(b) Each Selling Shareholder, severally and not jointly, agrees to indemnify and hold harmless each Underwriter, the directors, officers, employees and agents of each Underwriter, each person, if any, who controls any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, and each affiliate of any Underwriter within the meaning of Rule 405 under the Securities Act from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, any preliminary prospectus, any Issuer Free Writing Prospectus, any Company information that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act, the Disclosure Package, the Prospectus or any amendments or supplements to the foregoing, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, but only with reference to information relating to such Selling Shareholder furnished in writing by or on behalf of such Selling Shareholder expressly for use in the Registration Statement, any preliminary prospectus, any Issuer Free Writing Prospectus, any Company information that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act, the Disclosure Package, the Prospectus or any amendments or supplements to the foregoing; it being understood and agreed that the only written information furnished to the Company by each Selling Shareholder expressly for use therein is the information relating to such Selling Shareholder set forth in the section “Principal and Selling Shareholders” (except for the percentages set forth therein). The liability of each Selling Shareholder under the indemnity agreement contained in this paragraph shall be several and not joint and shall be limited to an amount equal to the aggregate proceeds after underwriting commissions and discounts, but before expenses, received by such Selling Shareholder from the sale of ADSs under this Agreement.

(c) Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, the Selling Shareholders, the directors of the Company, the officers of the Company who sign the Registration Statement and each person, if any, who controls the Company or any Selling Shareholder within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the indemnity from the Company to such Underwriter contained in Section 8(a), but only with reference to information relating to such Underwriter furnished to the Company in writing by such Underwriter through the Managers expressly for use in the Registration Statement, any preliminary prospectus, the Disclosure Package, or the Prospectus. For purposes of this Agreement, the only information so furnished shall be the marketing names of the Underwriters at the bottom of the front and back cover of each of the Preliminary Prospectus and the Prospectus, the statements in the fourth paragraph of the “Underwriting” section of each of the Preliminary Prospectus and the Prospectus related to dealer concessions, the eleventh paragraph of the “Underwriting” section of each of the Preliminary Prospectus and the Prospectus discussing stabilization, syndicate covering transactions and penalty bids and the seventeenth paragraph of the “Underwriting” section of each of the Preliminary Prospectus and the Prospectus listing the addresses of the Underwriters.

(d) In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to Section 8(a), 8(b) or 8(c), such person (the “indemnified party”) shall promptly notify the person against whom such indemnity may be sought (the “indemnifying party”) in writing, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. The indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for (i) the fees and expenses of more than one separate firm (in addition to any local counsel) for all Underwriters and all persons, if any, who control any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act or who are affiliates of any Underwriter within the meaning of Rule 405 under the Securities Act, (ii) the fees and expenses of more than one separate firm (in addition to any local counsel) for the Company, its directors, its officers who sign the Registration Statement and each person, if any, who controls the Company within the meaning of either such Section and (iii) the fees and expenses of more than one separate firm (in addition to any local counsel) for all Selling Shareholders and all persons, if any, who control any Selling Shareholder within the meaning of either such Section, and that all such fees and expenses shall be reimbursed as they are incurred. In the case of any such separate firm for the Underwriters, and such directors, officers and control persons of the Underwriters, such firm shall be designated in writing by the Managers. In the case of any such separate firm for the Company, and such directors, officers and control persons of the Company, such firm shall be designated in writing by the Company. In the case of any such separate firm for the Selling Shareholders and such control persons of any Selling Shareholders, such firm shall be designated in writing by a designee for the Selling Shareholders. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second and third sentences of this paragraph, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement (i) includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

(e) To the extent the indemnification provided for in Section 8(a), 8(b) or 8(c) is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the indemnifying party or parties on the one hand and the indemnified party or parties on the other hand from the offering of the ADSs or (ii) if the allocation provided by clause 8(e)(i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause 8(e)(i) above but also the relative fault of the indemnifying party or parties on the one hand and of the indemnified party or parties on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Sellers on the one hand and the Underwriters on the other hand in connection with the offering of the ADSs shall be deemed to be in the same respective proportions as the net proceeds from the offering of the ADSs (before deducting expenses) received by each Seller and the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover of the Prospectus, bear to the aggregate public offering price of the ADSs. The relative fault of the Sellers on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Sellers or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Underwriters’ respective obligations to contribute pursuant to this Section 8 are several in proportion to the respective number of ADSs they have purchased hereunder, and not joint. The liability of each Selling Shareholder under the contribution agreement contained in this paragraph shall be limited to an amount equal to the net proceeds received by such Selling Shareholder from the sale of ADSs under this Agreement.

(f) The Sellers and the Underwriters agree that it would not be just or equitable if contribution pursuant to this Section 8 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in Section 8(e). The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in Section 8(e) shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 8, no Underwriter shall be required to contribute any amount in excess of the underwriting commissions received by such Underwriter in connection with the ADSs underwritten by it and distributed to the public. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The remedies provided for in this Section 8 are not exclusive and shall not limit any rights or remedies that may otherwise be available to any indemnified party at law or in equity.

(g) The indemnity and contribution provisions contained in this Section 8 and the representations, warranties and other statements of the Company and the Selling Shareholders contained in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Underwriter, any person controlling any Underwriter or any affiliate of any Underwriter, any Selling Shareholder or any person controlling any Selling Shareholder, or the Company, its officers or directors or any person controlling the Company and (iii) acceptance of and payment for any of the ADSs.

9. Termination. (a) The Underwriters may terminate this Agreement by notice given by the Managers to the Company, if after the execution and delivery of this Agreement and prior to the Closing Date or the Option Closing Date (if different from the Closing Date and then only as to Additional ADSs) (i) trading generally shall have been suspended or materially limited on, or by, as the case may be, any of the NYSE, the Nasdaq National Market, the National Stock Exchange of India Limited or the Bombay Stock Exchange, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required on or by any of said exchanges or by order of the Commission, FINRA or any other governmental authority, (ii) trading of any securities of the Company shall have been suspended or materially limited on any exchange or in any over-the-counter market, (iii) a material disruption in securities settlement, payment or clearance services in the United States, the United Kingdom, Jersey or with respect to Clearstream and Euroclear systems in Europe shall have occurred, (iv) any moratorium on commercial banking activities shall have been declared by federal or New York

State authorities or authorities in India or the United Kingdom or (v) there shall have occurred any outbreak or escalation of hostilities, or any change in financial markets, currency exchange rates or controls or any calamity or crisis that, in the judgment of the Managers, is material and adverse and which, singly or together with any other event specified in this clause (v), makes it, in the judgment of the Managers, impracticable or inadvisable to proceed with the offer, sale or delivery of the ADSs on the terms and in the manner contemplated in the Registration Statement, the Disclosure Package and the Prospectus.

(b) If this Agreement is terminated pursuant to this Section 9, such termination shall be without liability of any party to any other party except as provided in Section 6(a)(vii) and Section 6(b)(iv) hereof, and provided further that Sections 1, 8, 11, 12 and 16 shall survive such termination and remain in full force and effect.

10. Effectiveness; Defaulting Underwriters. This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.

If, on the Closing Date or the Option Closing Date, as the case may be, any one or more of the Underwriters shall fail or refuse to purchase ADSs that it has or they have agreed to purchase hereunder on such date, and the aggregate number of ADSs which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase is not more than one-tenth of the aggregate number of the ADSs to be purchased on such date, the other Underwriters shall be obligated severally in the proportions that the number of Firm ADSs set forth opposite their respective names in Schedule II bears to the aggregate number of Firm ADSs set forth opposite the names of all such non-defaulting Underwriters, or in such other proportions as the Managers may specify, to purchase the ADSs which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date; provided that in no event shall the number of ADSs that any Underwriter has agreed to purchase pursuant to this Agreement be increased pursuant to this Section 10 by an amount in excess of one-ninth of such number of ADSs without the written consent of such Underwriter. If, on the Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Firm ADSs and the aggregate number of Firm ADSs with respect to which such default occurs is more than one-tenth of the aggregate number of Firm ADSs to be purchased on such date, and arrangements satisfactory to the Managers and the Company for the purchase of such Firm ADSs are not made within 36 hours after such default, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter, the Company or the Selling Shareholders. In any such case either the Managers or the Company shall have the right to postpone the Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement, in the Disclosure Package, in the Prospectus, or in any other documents or arrangements may be effected. If, on the Option Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Additional ADSs and the aggregate number of Additional ADSs with respect to which such default occurs is more than one-tenth of the aggregate number of Additional ADSs to be purchased on the Option Closing Date, the non-defaulting Underwriters shall have the option to (i) terminate their obligation hereunder to purchase the Additional ADSs to be sold on the Option Closing Date or (ii) purchase not less than the number of Additional ADSs that such non-defaulting Underwriters would have been obligated to purchase in the absence of such default. Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

If this Agreement shall be terminated by the Underwriters, or any of them, because of any failure or refusal on the part of any Seller to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason any Seller shall be unable to perform its obligations under this Agreement, the Sellers will reimburse the Underwriters or such Underwriters as have so terminated this Agreement with respect to themselves, severally, for all out-of-pocket expenses (including the fees and disbursements of their counsel) reasonably incurred by such Underwriters in connection with this Agreement or the offering contemplated hereunder.

11. Submission to Jurisdiction; Appointment of Agent for Service. (a) The Company and each of the Selling Shareholders irrevocably submit to the non-exclusive jurisdiction of any New York State or United States federal court sitting in The City of New York over any suit, action or proceeding arising out of or relating to the obligations of the Company and each of the Selling Shareholders under this Agreement, the Disclosure Package, the Prospectus, the Registration Statement, the ADR Registration Statement or the offering of the ADSs. The Company and each of the Selling Shareholders irrevocably waive, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of venue of any such suit, action or proceeding brought in such a court and any claim that any such suit, action or proceeding brought in such a court has been brought in an inconvenient forum. To the extent that the Company or any of the Selling Shareholders has or hereafter may acquire any immunity (on the grounds of sovereignty or otherwise) from the jurisdiction of any court or from any legal process with respect to itself or its property, the Company and each of the Selling Shareholders irrevocably waive, to the fullest extent permitted by law, such immunity in respect of any such suit, action or proceeding.

(b) The Company hereby irrevocably appoints WNS North America Inc., with offices at 420 Lexington Avenue, Suite 2515, New York, NY 10170, USA, and each of the Selling Shareholders hereby irrevocably appoints Warburg Pincus LLC, with offices at 450 Lexington Avenue New York, NY 10017, USA, as its agent for service of process in any suit, action or proceeding described in the preceding paragraph and agrees that service of process in any such suit, action or proceeding may be made upon it at the office of such agent. The Company and each of the Selling Shareholders waive, to the fullest extent permitted by law, any other requirements of or objections to personal jurisdiction with respect thereto. The Company and each of the Selling Shareholders represent and warrant that such agent has agreed to act as the Company’s agent and the Selling Shareholders’ agent for service of process, respectively, and the Company and each of the Selling Shareholders agree to take any and all action, including the filing of any and all documents and instruments, that may be necessary to continue such appointments in full force and effect.

12. Judgment Currency. If for the purposes of obtaining judgment in any court it is necessary to convert a sum due hereunder into any currency other than United States dollars, the parties hereto agree, to the fullest extent permitted by law, that the rate of exchange used shall be the rate at which in accordance with normal banking procedures the Underwriters could purchase United States dollars with such other currency in The City of New York on the business day preceding that on which final judgment is given. The obligation of each Seller with respect to any sum due from it to any Underwriter or any person controlling any Underwriter shall, notwithstanding any judgment in a currency other than United States dollars, not be discharged until the first business day following receipt by such Underwriter or controlling person of any sum in such other currency, and only to the extent that such Underwriter or controlling person may in accordance with normal banking procedures purchase United States dollars with such other currency. If the United States dollars so purchased are less than the sum originally due to such Underwriter or controlling person hereunder, such Seller agrees as a separate obligation and notwithstanding any such judgment, to indemnify such Underwriter or controlling person against such loss. If the United States dollars so purchased are greater than the sum originally due to such Underwriter or controlling person hereunder, such Underwriter or controlling person agrees to pay to such Seller an amount equal to the excess of the dollars so purchased over the sum originally due to such Underwriter or controlling person hereunder.

13. Foreign Taxes. All payments made by the Sellers under this Agreement, if any, will be made without withholding or deduction for or on account of any present or future taxes, duties, assessments or governmental charges of whatever nature (excluding net income taxes and similar taxes that may be payable by the Underwriters) imposed or levied by or on behalf of Jersey, India, Mauritius, the United Kingdom or Sri Lanka or any political subdivision or any taxing authority thereof or therein unless the Company or any of the Selling Shareholders is or becomes required by law to withhold or deduct such taxes, duties, assessments or other governmental charges. In such event, the Company or the relevant Selling Shareholder, as applicable, will pay such additional amounts as will result, after such withholding or deduction, in the receipt by each Underwriter and each person controlling any Underwriter, as the case may be, of the amounts that would otherwise have been receivable in respect thereof if such taxes, duties, assessments or governmental charges had not been imposed, except to the extent such taxes, duties, assessments or other governmental charges are imposed or levied by reason of such Underwriter’s or controlling person’s (i) being connected with Jersey, India, Mauritius, the United Kingdom or Sri Lanka other than by reason of its being an Underwriter or a person controlling any Underwriter under this Agreement or (ii) failure to comply with any reasonable certification, identification or other reporting requirements concerning the nationality, residence or identity of the Underwriter or person controlling the Underwriter, as applicable, if such compliance is required as a precondition to exemption from, or reduction in the rate of, deduction or withholding of such taxes, provided that such compliance would not be unreasonably burdensome or onerous in the reasonable judgment of the relevant Underwriter or the person controlling such Underwriter.

14. Entire Agreement. (a) This Agreement represents the entire agreement between the Company and the Selling Shareholders, on the one hand, and the Underwriters, on the other, with respect to the preparation of any preliminary prospectus, the Disclosure Package, the Prospectus, the conduct of the offering, and the purchase and sale of the ADSs.

(b) Each of the Company and the Selling Shareholders acknowledges and agrees that (i) the purchase and sale of the ADSs pursuant to this Agreement, including the determination of the initial public offering price of the ADSs and any related discounts and commissions, is an arm’s-length commercial transaction between the Company and the Selling Shareholders, on the one hand, and the several Underwriters, on the other hand, (ii) in connection with the offering of the ADSs and the process leading thereto, each Underwriter is and has been acting solely as a principal and is not the agent or fiduciary of the Company, any of its subsidiaries or any Selling Shareholder, or their respective shareholders, creditors, employees or any other party, (iii) no Underwriter has assumed or will assume an advisory or fiduciary responsibility in favor of the Company or any Selling Shareholder with respect to the offering of the ADSs or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Company, any of its subsidiaries or any Selling Shareholder on other matters) and no Underwriter has any obligation to the Company or any Selling Shareholder with respect to the offering of the ADSs except the obligations expressly set forth in this Agreement, (iv) the Underwriters and their respective affiliates may be engaged in a broad range of transactions that involve interests that differ from those of each of the Company and the Selling Shareholders, and (v) the Underwriters have not provided any legal, accounting, regulatory or tax advice with respect to the offering of the ADSs and each of the Company and the Selling Shareholders has consulted their own respective legal, accounting, regulatory and tax advisors to the extent it deemed appropriate. Each of the Company and the Selling Shareholders waives to the full extent permitted by applicable law any claims they may have against the Underwriters arising from an alleged breach of fiduciary duty in connection with the offering of the ADSs.

15. Counterparts. This Agreement may be signed in two or more counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

16. Applicable Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York.

17. Headings. The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed a part of this Agreement.

18. Notices. All communications hereunder shall be in writing and effective only upon receipt and if to the Underwriters shall be delivered, mailed or sent to the Managers at:

Merrill Lynch, Pierce, Fenner & Smith

Incorporated

One Bryant Park

New York, NY 10036

United States of America

Attention: Syndicate Department

with a copy to:

Attention: ECM Legal

and

Deutsche Bank Securities Inc.

60 Wall Street

New York, NY 10005

United States of America

Attention: Equity Capital Markets Syndicate

Fax: +1 212 797 9344;

and if to the Company shall be delivered, mailed or sent to:

WNS (Holdings) Limited

Gate 4, Godrej & Boyce Complex

Pirojshanagar, Vikhroli(W)

Mumbai 400 079, India;

and if to any of the Selling Shareholders shall be delivered, mailed or sent to:

Warburg Pincus

450 Lexington Avenue

New York, NY 10017

United States of America.

[signature page follows]

Very truly yours, WNS (HOLDINGS) LIMITED

By:
Name:
Title:

WARBURG PINCUS PRIVATE EQUITY VIII, L.P., WARBURG PINCUS INTERNATIONAL PARTNERS, L.P. and WARBURG PINCUS NETHERLANDS INTERNATIONAL PARTNERS I, C.V.

By:	WARBURG PINCUS PARTNERS LLC, as General Partner

By:	WARBURG, PINCUS & CO., as Managing Member

By:
Name:
Title:

[Underwriting Agreement]

Accepted as of the date hereof.

Merrill Lynch, Pierce, Fenner & Smith

    Incorporated

Deutsche Bank Securities Inc.

Acting severally on behalf of themselves and the several

Underwriters named in Schedule II hereto.

By:	Merrill Lynch, Pierce, Fenner & Smith Incorporated

By:
Name:
Title:

By:	Deutsche Bank Securities Inc.

By:
Name:
Title:

By:
Name:
Title:

[Underwriting Agreement]

SCHEDULE I

Seller	Number of Firm ADSs To Be Sold	Number of Additional ADSs To Be Sold

WNS (Holdings) Limited	5,400,000	N/A

Warburg Pincus Private Equity VIII, L.P.	2,625,000	798,750

Warburg Pincus International Partners, L.P.	2,520,000	766,800

Warburg Pincus Netherlands International Partners I, C.V.	105,000	31,950

Total:	10,650,000	1,597,500

I-1

SCHEDULE II

Underwriter	Number of Firm ADSs To Be Purchased

Merrill Lynch, Pierce, Fenner & Smith Incorporated	4,260,000

Deutsche Bank Securities Inc.	4,260,000

Robert W. Baird & Co. Incorporated	710,000

William Blair & Company, L.L.C.	710,000

Janney Montgomery Scott LLC	710,000

Total:	10,650,000

II-1

SCHEDULE III-A

Free Writing Prospectuses

[None]

III-A-1

SCHEDULE III-B

Pricing Information

Public offering price: $9.25 per ADS.

III-B-1

SCHEDULE IV

List of Persons Subject to Lock-up Agreement

Directors

Eric B. Herr

Keshav R. Murugesh

Jeremy Young

Deepak S. Parekh

Richard O. Bernays

Anthony A. Greener

Albert Aboody

Executive Officers

Alok Misra

Johnson J. Selvadurai

Michael Garber

Ronald Strout

Swaminathan Rajamani

IV-1

SCHEDULE V

List of Significant Subsidiaries

S/No.	Name of Subsidiary	Place of Incorporation

1.	WNS North America Inc.	Delaware, USA

2.	WNS Global Services (UK) Limited	United Kingdom

3.	Business Applications Associates Limited	United Kingdom

4.	WNS (Mauritius) Limited	Mauritius

5.	WNS Global Services (Romania) S.R.L.	Romania

6.	WNS Global Services Philippines, Inc.	Philippines

7.	Accidents Happen Assistance Limited	United Kingdom

8.	WNS Capital Investment Limited	Mauritius

9.	WNS Global Services (Private) Limited	Sri Lanka

10.	WNS Global Services Private Limited	India

11.	WNS BPO Services Costa Rica, S.A.	Costa Rica

V-1

EXHIBIT A

[FORM OF LOCK-UP LETTER]

                    , 2012

Merrill Lynch, Pierce, Fenner & Smith

    Incorporated

One Bryant Park

New York, NY 10036

USA

Deutsche Bank Securities Inc.

60 Wall Street

New York, NY 10005

USA

Ladies and Gentlemen:

The undersigned understands that Deutsche Bank Securities Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated (the “Managers”) propose to enter into an Underwriting Agreement (the “Underwriting Agreement”) with WNS (Holdings) Limited, a company incorporated in Jersey, Channel Islands (the “Company”), and the selling shareholders named therein, providing for the U.S. public offering (the “Public Offering”) by the several Underwriters, including the Managers (the “Underwriters”), of American Depositary Shares of the Company (the “American Depositary Shares”), each representing one ordinary share, par value 10 Jersey pence per share, of the Company (the “Ordinary Shares”).

To induce the Underwriters that may participate in the Public Offering to continue their efforts in connection with the Public Offering, the undersigned hereby agrees that, without the prior written consent of the Managers on behalf of the Underwriters, it will not, during the period commencing on the date hereof and ending 90 days after the date of the final prospectus relating to the Public Offering (the “Prospectus”), (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any Ordinary Shares or American Depositary Shares or any securities convertible into or exercisable or exchangeable for Ordinary Shares or American Depositary Shares, (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Ordinary Shares or American Depositary Shares, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Ordinary Shares or American Depositary Shares or such other securities, in cash or otherwise or (3) file or cause to be filed any registration statement with the Commission relating to the offering of any American Depositary Shares, Ordinary Shares or any securities convertible into or exercisable or exchangeable for Ordinary Shares or American Depositary Shares. The foregoing sentence shall not apply to transactions relating to (a) Ordinary Shares, American Depositary Shares or other securities acquired in open market transactions after the completion of the Public Offering, provided that no filing under Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), shall be required or shall be voluntarily made in connection with subsequent sales of American Depositary Shares, Ordinary Shares or other securities acquired in such open market transactions, (b) transfers of Ordinary Shares or any security convertible into Ordinary Shares as a bona fide gift, (c) distributions of Ordinary Shares or any security convertible into Ordinary Shares to limited partners or stockholders of the undersigned, or (d) transactions relating to Ordinary Shares, American Depositary Shares or securities convertible into or exercisable or exchangeable for Ordinary Shares or American Depositary Shares pursuant to a bona fide tender offer made for all outstanding Ordinary Shares, American Depositary Shares and securities convertible into or exercisable or exchangeable for Ordinary Shares or American Depositary Shares or a sale of all or substantially all of the assets or equity of the Company (whether by merger, sale of assets or otherwise) (it being understood, for avoidance of doubt, that any tender agreement, voting agreement or similar agreement entered into in connection with any such tender offer or sale of all or substantially all assets or equity of the Company shall be deemed to be pursuant to such tender offer or sale for purposes of this clause (d)); provided that in the case of any transfer or distribution pursuant to clause (b) or (c), (i) each donee or distributee shall sign and deliver a lock-up letter substantially in the form of this letter and (ii) no filing under Section 16(a) of the Exchange Act, reporting a reduction in beneficial ownership of Ordinary Shares, shall be required or shall be voluntarily made during the 90-day restricted period. Notwithstanding the foregoing, the undersigned shall not be prohibited from entering into a written sales plan designed to comply with Rule 10b5-1(c) under the Exchange Act, so long as such plan does not allow for any sales thereunder to be made until the expiration or termination of the restrictions set forth in this letter. In addition, the undersigned agrees that, without the prior written consent of the Managers on behalf of the Underwriters, it will not, during the period commencing on the date hereof and ending 90 days after the date of the Prospectus, make any demand for, or exercise any right with respect to, the registration of any American Depositary Shares or Ordinary Shares or any security convertible into or exercisable or exchangeable for American Depositary Shares or Ordinary Shares. The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of the undersigned’s Ordinary Shares or American Depositary Shares except in compliance with the foregoing restrictions.

Notwithstanding the foregoing, if:

(1) during the last 17 days of the 90-day restricted period the Company issues an earnings release or material news or a material event relating to the Company occurs; or

(2) prior to the expiration of the 90-day restricted period, the Company announces that it will release earnings results or becomes aware that material news or a material event will occur during the 16-day period beginning on the last day of the 90-day restricted period;

the restrictions imposed by this agreement shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event; provided that in the case of clause (2) above, if no earnings results are released or no material news or material event occurs, as applicable, during the 16-day period, the restricted period will terminate on the last day of the 16-day period.

The undersigned shall not engage in any transaction or take any other action that may be restricted by this agreement during the 34-day period beginning on the last day of the initial 90-day restricted period unless the undersigned requests and receives prior written confirmation from the Company or the Managers that the restrictions imposed by this agreement have expired.

The undersigned understands that the Company and the Underwriters are relying upon this agreement in proceeding toward consummation of the Public Offering. The undersigned further understands that this agreement is irrevocable and shall be binding upon the undersigned’s heirs, legal representatives, successors and assigns.

Whether or not the Public Offering actually occurs depends on a number of factors, including market conditions. Any Public Offering will only be made pursuant to an Underwriting Agreement, the terms of which are subject to negotiation between the Company and the Underwriters.

Very truly yours,

(Name)

(Address)

EXHIBIT B-1

[FORM OF NEW YORK LAW OPINION OF LATHAM & WATKINS LLP]

B-1-1

EXHIBIT B-2

[FORM OF TAX OPINION OF LATHAM & WATKINS LLP]

B-2-1

EXHIBIT B-3

[FORM OF NEGATIVE ASSURANCE LETTER OF LATHAM & WATKINS LLP]

B-3-1

EXHIBIT B-4

[FORM OF ENGLISH LAW OPINION OF LATHAM & WATKINS]

B-4-1

EXHIBIT C

[FORM OF OPINION OF MOURANT OZANNES]

C-1

EXHIBIT D-1

[FORM OF OPINION OF

AMARCHAND & MANGALDAS & SURESH A. SHROFF & CO.]

D-1

EXHIBIT D-2

[FORM OF NEGATIVE ASSURANCE LETTER OF

AMARCHAND & MANGALDAS & SURESH A. SHROFF & CO.]

D-2

EXHIBIT E

[FORM OF OPINION OF BLC CHAMBERS]

E-1

EXHIBIT F

[FORM OF OPINION OF WILLKIE FARR & GALLAGHER LLP]

F-1

EXHIBIT G

[FORM OF OPINION OF ZIEGLER, ZIEGLER & ASSOCIATES LLP]

G-1